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                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use in this Post Effective Amendment No. 3 to Form S-1 registration statement of our report covering the December 31, 1998 and 1999 financial statements of BlueStar Communications Group, Inc. dated January 14, 2000, except for the fifth and eighth paragraphs of Note 9, as to which the date is July 14, 2000, included herein and to all references to our Firm included in this registration statement. It should be noted that we have performed no audit procedures subsequent to January 14, 2000, the date of our report, except with respect to the fifth and eighth paragraphs of Note 9, as to which the date is July 14, 2000. Furthermore, we have not audited any financial statements of BlueStar Communications Group, Inc. for any period subsequent to December 31, 1999, the date of the latest financial statements covered by our report.


                                                   ARTHUR ANDERSEN LLP


Nashville, Tennessee
January 9, 2001